UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

BIORESTORATIVE THERAPIES, INC.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies: not applicable

2)	Aggregate number of securities to which transaction applies: not applicable

3)
Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

not applicable

4)	Proposed maximum aggregate value of transaction: not applicable

5)	Total fee paid: not applicable

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BIORESTORATIVE THERAPIES, INC.
555 Heritage Drive
Jupiter, Florida 33458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 7, 2012

To the Shareholders of BioRestorative Therapies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BioRestorative Therapies, Inc., a Nevada corporation (the “Company”), will be held on December 7, 2012 at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 4:00 p.m., local time, for the following purposes:

1.	To elect three directors for the coming year.

2.
To approve an amendment to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 200,000,000 to 300,000,000.

3.
To extend the time period for an additional year during which the Board of Directors of the Company is authorized to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-10 and not more than 1-for-150, with the Board of Directors of the Company continuing to have the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion (the “Reverse Split Extension Proposal”).

4.
To authorize the Board of Directors of the Company, in the event the Reverse Split Extension Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion) (the “Authorized Shares Proposal”).

5.
To authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve the Reverse Split Extension Proposal and/or the Authorized Shares Proposal.

6.
To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on October 11, 2012 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 are available electronically to the Company’s shareholders of record as of the close of business on October 11, 2012 at www.proxyvote.com.

Mark Weinreb
Chief Executive Officer

Jupiter, Florida
October 23, 2012

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.  ANY SHAREHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

BIORESTORATIVE THERAPIES, INC.
555 Heritage Drive
Jupiter, Florida 33458
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being mailed or made available to all shareholders of record at the close of business on October 11, 2012 in connection with the solicitation by our Board of Directors of proxies to be voted at the 2012 Annual Meeting of Shareholders to be held on December 7, 2012 at 4:00 p.m., local time, or any adjournment thereof.  Proxy materials for the 2012 Annual Meeting of Shareholders were mailed or made available to shareholders on or about October 26, 2012.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominees named in the proxy to our Board of Directors.

(ii)
FOR the proposal to approve the amendment to our 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 200,000,000 to 300,000,000.

(iii)
FOR the proposal to extend the time period for an additional year during which our Board of Directors is authorized to effect a reverse stock split of our common stock by a ratio of not less than 1-for-10 and not more than 1-for-150, with our Board of Directors continuing to have the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by our Board in its discretion (the “Reverse Split Extension Proposal”).

(iv)
FOR the proposal to authorize our Board of Directors, in the event the Reverse Split Extension Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by us in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by our Board of Directors in its discretion) (the “Authorized Shares Proposal”).

(v)
FOR the proposal to adjourn the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve the Reverse Split Extension Proposal and/or the Authorized Shares Proposal.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on "non-routine" matters. This is commonly referred to as a "broker non-vote". The election of directors, the proposal to amend the Plan, the Reverse Split Extension Proposal, the Authorized Shares Proposal and the adjournment proposal are considered "non-routine" matters and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on October 11, 2012 was 709,829,411.  The shares of common stock are the only class of securities entitled to vote on matters presented to our shareholders, each share being entitled to one vote.

The holders of one-third of the shares of common stock outstanding as of the close of business on October 11, 2012, or 236,609,804 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Proxies received but marked as abstentions will be included in the calculation of votes considered being present at the meeting.

With regard to the election of directors, votes may be cast in favor or withheld.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being three nominees, each person who receives one or more votes will be elected as a director.  Shares of common stock as to which a shareholder withholds voting authority in the election of directors and broker non-votes will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

Shareholders may expressly abstain from voting on Proposals 2, 3, 4 and 5 by so indicating on the proxy.  Abstentions are counted as present in the tabulation of votes on Proposals 2, 3, 4 and 5.  Since Proposals 2 and 5 require the affirmative approval of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.  Since Proposals 3 and 4 require the affirmative approval of a majority of the shares of common stock outstanding and entitled to vote (assuming a quorum is present at the meeting), abstentions, as well as broker non-votes, will have the effect of a negative vote.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a shareholder who attends the meeting need not revoke a proxy given and vote in person unless the shareholder wishes to do so.  Written revocations or amended proxies should be sent to us at 555 Heritage Drive, Suite 130, Jupiter, Florida 33458, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2011 and 2010 by our (i) principal executive officer, and (ii) all other executive officers, other than our principal executive officer, whose salaries for the 2011 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Option Awards		Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Mark Weinreb, Chief Executive Officer(1)	2011	$390,000	$195,000	(2)	$123,900	(3)(4)	-		-	-	$87,975	(5)	$796,875
	2010	$90,000	$45,000	(2)	-		$437,234	(3)(4)	-	-	-		$572,234
Francisco Silva, Vice President of Research and Development(6)	2011	$110,795	$30,000		-		$41,600	(3)	-	-		-	$182,395
	2010	-	-		-				-	-	-		-
____________________

(1) Mr. Weinreb became our Chief Executive Officer in October 2010.

(2) Pursuant to Mr. Weinreb’s employment agreement with us, he is entitled to receive a bonus equal to 50% of his annual salary.  See “Employment Agreement” below.

(3) The amounts reported in these columns represent the grant date fair value of the option and stock awards granted during the years ended December 31, 2011 and 2010, calculated in accordance with FASB ASC Topic 718.  For a detailed discussion of the assumptions used in estimating fair values, see Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations - Stock-Based Compensation”) which accompanies this proxy statement.

(4)  Includes $404,751 related to a purported grant to Mr. Weinreb of an option for the purchase of 50,000,000 shares of common stock.  Such grant was determined to be null and void.  As discussed under “Employment Agreement” below, in May 2011, we granted to Mr. Weinreb 35,000,000 shares of common stock. No additional compensation is reflected in 2011 in connection with the 35,000,000 share grant since the grant date fair value of the 50,000,000 share option grant (which was subsequently determined to be null and void) is fully reflected for 2010 and the fair value of the 35,000,000 share grant is less than the amount so reflected for the option grant.

(5)  Includes automobile and vacation allowances plus taxes paid by us on Mr. Weinreb’s behalf.

(6)  Mr. Silva became our Vice President of Research and Development in April 2011.  In March 2012, he transitioned from such position to Research Scientist.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2011 to the Named Executive Officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Mark Weinreb	4,000,000	-	-	$0.01	12/14/20	35,000,000	$289,100	-	-

Francisco Silva	2,000,000	2,000,000	-	$0.01	04/15/21	-	-	-	-

Francisco Silva	150,000	-	-	$0.025	06/24/21	-	-	-	-

Francisco Silva	1,000,000	-	-	$0.02	11/16/21	-	-	-	-

Employment Agreement

On October 4, 2010, we entered into a three-year employment agreement with Mark Weinreb, our Chief Executive Officer.  In February 2012, we and Mr. Weinreb agreed to extend the expiration date of the employment agreement to October 4, 2015.  Pursuant to the employment agreement, Mr. Weinreb is entitled to receive a salary of $360,000 per annum during the initial year, $480,000 per annum during the second year and $600,000 per annum during each of the final three years of the term and an annual bonus equal to 50% of his annual salary.  In addition, pursuant to the employment agreement, in the event that Mr. Weinreb’s employment is terminated by us without cause, or Mr. Weinreb terminates his employment for “good reason” or following a change in control, Mr. Weinreb would be entitled to receive a lump sum payment equal to the greater of (a) his base annual salary and bonus for the remainder of the term or (b) two times his then annual base salary and bonus.  In addition, pursuant to the employment agreement, as amended, in January 2011 and May 2011, we granted to Mr. Weinreb 15,000,000 and 35,000,000 shares of common stock, respectively.  In connection with the stock grants, we agreed to pay all taxes payable by Mr. Weinreb as a result of the grants as well as all taxes incurred as a result of the tax payments made on his behalf.  We and Mr. Weinreb initially agreed that the 35,000,000 share grant would not vest until we received equity and/or debt financing in an aggregate amount equal to three times the tax payable in connection with the grant.  On November 4, 2011, we and Mr. Weinreb agreed that the 35,000,000 share grant will not vest until we receive equity and/or debt financing after such date of at least $2,000,000.  In April 2012, the vesting requirement was satisfied.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2011:

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
A. Jeffrey Radov(2)	$15,000	$41,300	-	-	-	-	$56,300
Joel San Antonio(2)	$15,000	$41,300	-	-	-	-	$56,300
Dr. Kurt J. Wagner(3)	-	-	-	-	-	-	-
Dr. Joseph J. Ross(3)	-	-	-	-	-	-	-
______________________

(1) The amounts reported in this column represent the grant date fair value of the stock and option awards granted during the year ended December 31, 2011, calculated in accordance with FASB ASC Topic 718.  For a detailed discussion of the assumptions used in estimating fair values, see Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations - Stock-Based Compensation”) which accompanies this proxy statement.

(2) Appointed as a director in April 2011.

(3) Resigned as a director in April 2011.

Each of Messrs. Radov and San Antonio, our non-employee directors, is entitled to receive, as compensation for his services as a director, $20,000 per annum, payable quarterly (subject to our cash needs). In February 2012, each of Messrs. Radov and San Antonio was granted a ten year option to purchase up to 30,000,000 shares of common stock at an exercise price of $.021 per share.  Such options vest to the extent of one-half thereof on the date of grant and one-half thereof on the one year anniversary of the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of September 30, 2012, known by us, through transfer agent records, to be held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our Named Executive Officers (as defined above); and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act.  To our knowledge, and unless otherwise indicated, each shareholder has sole voting power and investment power over the shares listed as beneficially owned by such shareholder, subject to community property laws where applicable.  Percentage ownership is based on 689,829,411 shares of common stock outstanding as of September 30, 2012.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percent of Class
Mark Weinreb 555 Heritage Drive Jupiter, Florida	182,309,658	(1)	25.7%
Westbury (Bermuda) Ltd. Westbury Trust Victoria Hall 11 Victoria Street Hamilton, HMEX Bermuda	55,750,000	(2)	7.9%
Gloria McConnell 1260 NW 16th Street Boca Raton, Florida	46,120,382	(3)	6.7%
A. Jeffrey Radov 8 Walworth Avenue Scarsdale, New York	27,500,000	(4)	3.9%
Joel San Antonio 2200 Highway 121 Bedford, Texas	27,500,000	(4)	3.9%
Francisco Silva 555 Heritage Drive Jupiter, Florida	7,150,000	(5)	1.0%
All directors and executive officers as a group (4 persons)	243,509,658	(1)(4)(6)	32.7%

_____________________

(1)           Includes (a) 20,666,667 shares of common stock issuable upon the exercise of currently exercisable options, (b) 41,034,483 shares of common stock held of record by Gloria McConnell over which Mr. Weinreb has voting power pursuant to a Shareholder Agreement and Irrevocable Proxy, dated January 20, 2011 (the “McConnell Shareholder Agreement”), as described in footnote (3) below, (c) 5,085,899 shares of common stock held of record by Stem Cell Research Company, LLC (“Stem Cell Research”) over which Mr. Weinreb has voting power pursuant to a Shareholder Agreement and Irrevocable Proxy, dated January 21, 2011 (the “Research Shareholder Agreement”), as described in footnote (3) below, (d) 21,522,609 shares of common stock held of record by Richard Proodian over which Mr. Weinreb has voting power pursuant to a Shareholder Agreement and Irrevocable Proxy, dated June 15, 2011, and (e) 9,000,000 shares of common stock held of record by John Krowiak over which Mr. Weinreb has voting power pursuant to two Shareholder Agreement and Irrevocable Proxy documents, dated June 6, 2011 and June 13, 2011.

(2)           Based upon Schedule 13G filed with the Securities and Exchange Commission.  Includes 20,000,000 shares issuable upon the exercise of a currently exercisable warrant.

(3)           Includes 5,085,899 shares of common stock held of record by Stem Cell Research of which, we have been advised, Ms. McConnell is the President and sole member.  Pursuant to the McConnell Shareholder Agreement, for a period of three years ending January 20, 2014, Ms. McConnell has agreed to vote her shares of common stock as directed by Mr. Weinreb and has granted to Mr. Weinreb an irrevocable proxy in connection therewith.  Pursuant to the Research Shareholder Agreement, for a period of three years ending January 21, 2014, Stem Cell Research has agreed to vote its shares as directed by Mr. Weinreb and has granted to Mr. Weinreb an irrevocable proxy in connection therewith.

(4)           Includes 15,000,000 shares of common stock issuable upon the exercise of currently exercisable options.

(5)           Represents shares of common stock issuable upon the exercise of currently exercisable options.

(6)           Includes 4,950,000 shares of common stock issuable upon the exercise of currently exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 In October 2010, certain of our then executive officers, directors, 5% or greater shareholders and consultants contributed to our capital 60,332,799 shares.  Such capital contribution was made in order to enable us to have sufficient authorized and unissued shares of common stock in connection with our capital-raising efforts and for other corporate purposes and without additional consideration to the executive officers, directors, shareholders or consultants.  The number of additional shares contributed is as follows:

Name	Total Number of Shares Contributed

Gloria J. McConnell	12,576,811
Richard M. Proodian	9,511,874
Stem Cell Research Company, LLC	32,082,535
Todd Adler	6,161,579

On December 15, 2010, we entered into a termination agreement with Gloria McConnell, our former President (the “McConnell Termination Agreement”), pursuant to which Ms. McConnell was entitled to receive $120,000, as severance, payable over a two year period.  In addition, pursuant to the McConnell Termination Agreement, we agreed to reissue to Ms. McConnell 12,576,811 shares of our common stock.  These shares had previously been contributed to capital by Ms. McConnell in October 2010 in order to enable us to fulfill our obligation to issue shares to third parties.  Further, pursuant to the McConnell Termination Agreement, Ms. McConnell has agreed to certain restrictive covenants, including non-competition and non-solicitation restrictions, and limitations on the number of shares that she can sell to 250,000 shares on any particular day and 5,000,000 shares during any three calendar month period.  In November 2011, we entered into an agreement with Ms. McConnell pursuant to which we paid her $22,500 in full settlement of our outstanding $87,500 obligation to her.

On January 20, 2011, Ms. McConnell and Mr. Weinreb entered into a Shareholder Agreement and Irrevocable Proxy, pursuant to which Ms. McConnell has agreed that, for a period of three years, she would vote her shares of common stock as determined by Mr. Weinreb.

Effective January 29, 2011, we terminated our relationship with Tommy Berger, one of our founders.  Pursuant and subject to the terms and conditions of a termination agreement between the parties (the “Berger Termination Agreement”), Mr. Berger waived any rights he may have had pursuant to a certain employment agreement entered into with us in August 2010 (to which Stem Cell Research Company, LLC (“Stem Cell Research”) was also a party) (the “Berger Employment Agreement”) and we agreed to pay to Stem Cell Research $180,000 over a 12 month period.  In addition, pursuant to the Berger Termination Agreement, each of Mr. Berger and Stem Cell Research has agreed to certain restrictive covenants, including non-competition and non-solicitation restrictions, restrictions on actions that would cause a change of control and limitations on the number of shares that they can sell to 250,000 shares on any particular day and 5,000,000 shares during any three calendar month period.  Further, concurrently with the execution of the Berger Termination Agreement, in connection with our agreement to pay to Stem Cell Research the $180,000 payment discussed above, Stem Cell Research executed a shareholder agreement and irrevocable proxy pursuant to which it has agreed that, for a three year period, it would vote its shares of common stock as directed by Mr. Weinreb.  We are aware that, in the Berger Employment Agreement, Stem Cell Research was referred to as Mr. Berger’s “company”; however, we have no knowledge as to any control that Mr. Berger may currently exercise with respect to Stem Cell Research and, as previously indicated, we have been advised that Ms. McConnell is the President and sole member of Stem Cell Research.  In November 2011, we entered into an agreement with Stem Cell Research and Mr. Berger pursuant to which we paid Stem Cell Research $50,000 in full settlement of our outstanding $100,000 obligation to it.

On June 17, 2011, Richard Proodian, our former Chief Financial Officer, executed a termination agreement with us (the “Proodian Termination Agreement”) pursuant to which Mr. Proodian was entitled to receive, as severance, $50,000 (less amounts paid as salary for the period after June 15, 2011), payable over the balance of 2011.  In addition, pursuant to the Proodian Termination Agreement, Mr. Proodian has agreed to certain restrictive covenants, including non-competition and non-solicitation restrictions, and limitations on the number of shares that he can sell to 250,000 shares on any particular day and 5,000,000 shares during any three calendar month period.  Further, in connection with the execution of the Proodian Termination Agreement, Messrs. Proodian and Weinreb entered into a Shareholder Agreement and Irrevocable Proxy pursuant to which Mr. Proodian has agreed that, for a period of three years, he would vote his shares of common stock as determined by Mr. Weinreb.  In January 2012, we entered into an agreement with Mr. Proodian pursuant to which we paid him and his designee an aggregate of approximately $23,000 in full settlement of our approximately $46,000 outstanding obligation to him.

On April 2, 2012, Stem Cell Cayman, Ltd., one of our wholly-owned subsidiaries, borrowed $1,500,000 from Westbury (Bermuda) Ltd. (“Westbury”), one of our principal shareholders.  The promissory note evidencing the loan provides for interest at the rate of 15% per annum, payable monthly, and the payment of the principal amount one year from the date of issuance (subject to acceleration under certain circumstances).  In consideration of the loan, we issued to Westbury a five year warrant for the purchase of 20,000,000 shares of our common stock at an exercise price of $0.03 per share.

PROPOSAL 1:  ELECTION OF DIRECTORS

Three directors are to be elected at the meeting to serve until the next annual meeting of shareholders and until their respective successors shall have been elected and have qualified.

Nominees for Directors

All three nominees are currently members of our Board of Directors.  The following table sets forth each nominee’s age as of October 11, 2012, the positions and offices presently held with us, and the year in which he became a director.

Name	Age	Positions Held	Director Since
Mark Weinreb	59	Chief Executive Officer, Chairman of the Board and Director	2010
A. Jeffrey Radov	60	Director	2011
Joel San Antonio	60	Director	2011

Mark Weinreb

Mark Weinreb has served as our Chief Executive Officer since October 2010, as our President since February 2012 and as our Chairman of the Board since April 2011.  From February 2003 to October 2009, Mr. Weinreb served as President of NeoStem, Inc., a public international biopharmaceutical company engaged in, among other things, adult stem cell-related operations.  From October 2009 to October 2010, he was subject to a non-competition agreement with NeoStem and was not engaged in business.  Mr. Weinreb also served as Chief Executive Officer and Chairman of the Board of Directors of NeoStem from February 2003 to June 2006.  In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a state-of-the-art medical diagnostic laboratory providing clinical testing services for physicians, hospitals, and other medical laboratories.  He became the laboratory administrator in 1978 and then an owner and the laboratory’s Chief Operating Officer in 1982.  In such capacity, he oversaw all technical and business facets, including finance and laboratory science technology.  Mr. Weinreb left Bio Health Labs in 1989 when the business was sold.  In 1992, Mr. Weinreb founded Big City Bagels, Inc., a national chain of franchised upscale bagel bakeries and became Chairman and Chief Executive Officer of such entity.  Big City Bagels went public in 1995, and in 1999 Mr. Weinreb redirected the company and completed a merger with an Internet service provider.  From 2000 to 2002, Mr. Weinreb served as Chief Executive Officer of Jestertek, Inc., a software development company pioneering gesture recognition and control using advanced interactive proprietary video technology.  Mr. Weinreb received a Bachelor of Arts degree in 1975 from Northwestern University and a Master of Science degree in 1982 in Medical Biology from C.W. Post, Long Island University.  We believe that Mr. Weinreb’s executive-level management experience, his extensive experience in the adult stem cell sector and his service on our Board since October 2010 give him the qualifications and skills to serve as one of our directors.

A.  Jeffrey Radov

A. Jeffrey Radov became a member of our Board in April 2011.  Mr. Radov is an entrepreneur and businessman with 35 years of experience in media, communications and financial endeavors.  Since 2002, he has served as the Managing Partner of Walworth Group, which provides consulting and advisory services to a variety of businesses, including hedge funds, media, entertainment and Internet companies, financial services firms and early stage ventures.  Mr. Radov is also an advisor to GeekVentures, LLC, an incubator for technology startups in Israel.  From 2008 to 2010, Mr. Radov was a Principal and Chief Operating Officer at Aldebaran Investments, LLC, a registered investment advisor.  From 2005 to 2008, Mr. Radov was Chief Operating Officer at EagleRock Capital Management, a group of hedge funds.  Prior to joining EagleRock, Mr. Radov was a founding investor in and Board member of Edusoft, Inc., an educational software company.  From 2001 to 2002, Mr. Radov was a Founder-in-Residence at SAS Investors, an early-stage venture fund.  From 1999 to 2001, Mr. Radov was CEO and Co-Founder of VocaLoca, Inc., an innovator in consumer-generated audio content on the Internet.  Mr. Radov was a founding executive of About.Com, Inc., an online information source, and was its EVP of Business Development and Chief Financial Officer from its inception.  In 1996, prior to founding About.Com, Mr. Radov was a Director at Prodigy Systems Company, a joint venture of IBM and Sears.  Mr. Radov was also a principal in the management of a series of public limited partnerships that invested in the production and distribution of more than 130 major motion pictures.  From 1982 to 1984, Mr. Radov was the Director of Finance at Rainbow Programming Enterprises, a joint venture among Cablevision Systems Corporation, Cox Broadcasting and Daniels & Associates.  From 1977 to 1981, Mr. Radov was Director of Marketing at Winklevoss & Associates.  Mr. Radov earned a Masters of Business Administration from The Wharton School of the University of Pennsylvania and holds a Bachelor of Arts degree from Cornell University.  We believe that Mr. Radov’s executive-level management experience and his extensive experience in the finance industry give him the qualifications and skills to serve as one of our directors.

Joel San Antonio

Joel San Antonio became a member of our Board in April 2011.  Since August 2010, Mr. San Antonio has served as Chairman of Warrantech/AMT Warranty, an operating subsidiary of Amtrust Financial Services Inc.  From February 1988 through August 2010, he was Chairman and Chief Executive Officer of Warrantech Corporation, a leading provider of third party administration for insurance products.  Warrantech was acquired by Amtrust Financial Services in 2010.  Prior to founding Warrantech, Mr. San Antonio founded Little Lorraine Ltd., a company engaged in the manufacture of various brands of women’s apparel.  Mr. San Antonio has served as Chairman of the Board of American Doctors Network, a technology company engaged in the development of electronic medical records.  He is a former board member of SearchHelp Inc., a company committed to online child protection and family safety, MedStrong International Corporation, a company engaged in the storage of emergency medical information, and Marc Pharmaceuticals, Inc., a company that, in conjunction with the Weil Medical Center at Cornell University, was engaged in the development and commercialization of cancer treatment products.  Mr. San Antonio is engaged in a variety of philanthropic and charitable activities.  Mr. San Antonio graduated from Ithaca College with a Bachelor of Science in Business Administration.  We believe that Mr. Antonio’s executive-level management experience gives him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The responsibilities and duties of the Audit Committee include the following:

•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the Securities and Exchange Commission, our shareholders or to the general public, and our internal financial and accounting controls,

•	oversee the appointment, compensation, retention and oversight of the work performed by any independent registered public accounting firm engaged by us,

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,

•	recommend, establish and monitor procedures designed to facilitate:

•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and

•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Radov and San Antonio. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is available on our website, www.biorestorative.com.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and selecting director nominees to be presented for Board and/or shareholder approval. The members of the Nominating Committee currently are Messrs. Radov and San Antonio. Our Board has adopted a written charter for the Nominating Committee. A copy of the charter is available on our website, www.biorestorative.com. While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board members. The Nominating Committee will consider qualified director candidates recommended by shareholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Shareholder Proposals - Shareholder Nominees” below. At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees, including the determination of the compensation for our Chief Executive Officer and our other executive officers, the approval of one or more stock option plans and other compensation plans covering our employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The members of the Compensation Committee currently are Messrs. Radov and San Antonio.  Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is available on our website, www.biorestorative.com.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers. The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since October 2010, Mark Weinreb has served as our Chief Executive Officer.  Since April 2011, he has also served as our Chairman of the Board. We do not currently have a lead independent director. At this time, our Board believes that Mr. Weinreb’s combined role as Chief Executive Officer and Chairman of our Board enables us to benefit from Mr. Weinreb’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost. Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our shareholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of BioRestorative Therapies, Inc. (the “Company”) as of December 31, 2011 and 2010, for the years then ended and for the period from December 30, 2008 (inception) to December 31, 2011, the Audit Committee (the “Committee”) met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management. The Committee also discussed with Marcum LLP, the Company’s independent registered public accounting firm (“Marcum”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Committee concerning independence and the Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

A. Jeffrey Radov

Joel San Antonio

Meetings

Our Board of Directors held fifteen meetings during the fiscal year ended December 31, 2011.

The Audit Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2011.

The Nominating Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2011.

The Compensation Committee of the Board of Directors did not meet during the fiscal year ended December 31, 2011.

During 2011, each of Messrs. Weinreb, Radov and San Antonio attended all of the meetings of the Board that occurred during his term of office.

During 2011, each of Messrs. Radov and San Antonio attended the meeting of the Audit Committee of the Board of Directors and the meeting of the Nominating Committee of the Board of Directors held during such year.

We do not have a formal policy regarding director attendance at our annual meeting of shareholders. However, all directors are encouraged to attend.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, BioRestorative Therapies, Inc., 555 Heritage Drive, Suite 130, Jupiter, Florida 33458, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Radov is an “audit committee financial expert,” as that is defined in Item 407(d)(5) of Regulation S-K. Mr. Radov is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common stock and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees. We are required to disclose in this Proxy each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2011. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2011, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that each of Messrs. Weinreb, Silva, Radov and San Antonio and Ms. Clark filed his or her respective Form 3 late, Gloria McConnell and Stem Cell Research Company, LLC, each a 10% stockholder during the year ended December 31, 2011, failed to file a Form 3 and Ms. McConnell failed to file a Form 4 with respect to one transaction.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Mark Weinreb, A. Jeffrey Radov and Joel San Antonio.  Each of Messrs. Radov and San Antonio is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Radov and San Antonio, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Radov and San Antonio, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Radov and San Antonio, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Code of Ethics for Senior Financial Officers

Our Board of Directors has adopted a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on our website, www.biorestorative.com. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, our Code of Ethics by posting such information on our website, www.biorestorative.com.

Recommendation

The Board of Directors recommends a vote FOR all nominees.

PROPOSAL 2:  AMENDMENT TO THE COMPANY’S 2010 EQUITY PARTICIPATION PLAN

Our Board of Directors has approved an amendment to our 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued from 200,000,000 to 300,000,000.  The amendment to the Plan is being submitted to the shareholders for approval.

The Plan was originally adopted by our Board on November 17, 2010.  Pursuant to the Plan, up to 100,000,000 shares of common stock were initially authorized to be issued.  Shareholder approval of the Plan was obtained effective as of December 15, 2010.  On March 28, 2011, our Board increased the number of shares authorized to be issued under the Plan from 100,000,000 to 200,000,000.  Shareholder approval of the increase was obtained on April 4, 2011.  As of September 30, 2012, options for the purchase of 157,925,000 shares of common stock (net of cancellations) had been granted pursuant to the Plan.  In addition, as of such date, 45,000,000 shares of restricted stock had been granted pursuant to the Plan.

The Plan plays an important role in our efforts to attract and retain employees and consultants of outstanding ability and to align the interests of employees with those of the shareholders through increased stock ownership.  In order to continue to provide appropriate equity incentives to employees in the future, our Board has approved an increase in the number of authorized shares under the Plan.  As discussed below, the Plan is also designed to provide incentives to non-employee directors of, and consultants and advisors to, us and our subsidiaries.

The following statements include summaries of certain provisions of the Plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is available at our offices.

Purpose

The purpose of the Plan is to advance the interests of BioRestorative Therapies, Inc. (or “BRT”) by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, BRT or a parent or subsidiary of BRT, by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in BRT, and by providing the participating employees, non-employee directors, consultants and advisors with an additional incentive to promote the success of BRT.

Administration

The Plan provides for its administration by the Board of Directors or by a Committee consisting of at least two persons chosen by the Board each of whom is intended to be an “outside independent director” to the extent required by the rules and regulations of any established stock market exchange or national market system, including, without limitation, The Nasdaq Stock Market, and an “outside director” to the extent required by Section 162(m) of the Internal Revenue Code of 1986 (we refer to this as the “Code”).

The Committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom awards will be granted under the Plan, and to determine the times at which awards will be granted and the terms of such grants.  The Committee is authorized to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any award granted under the Plan shall be final and conclusive. The receipt of awards under the Plan by directors or any members of the Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

Eligibility

Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees of BRT or its subsidiaries or, in the case of nonstatutory stock options, are employees or non-employee directors of, or certain consultants or advisors to, BRT or its subsidiaries.  Subject to certain limitations as set forth in the Plan, restricted stock, stock appreciation rights, and stock bonus awards may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, BRT or its subsidiaries.

As of September 30, 2012, four employees, two non-employee directors and three members of our Scientific Advisory Board were eligible to receive awards under the Plan.

Options

Nature of Options

The Committee may grant options under the Plan which are intended to either qualify as “incentive stock options” within the meaning of Section 422 of the Code or not so qualify.  We refer to options that do not so qualify as “nonstatutory stock options.” The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under “Federal Income Tax Consequences.”

Option Price

The option price of the shares subject to an incentive stock option or a nonstatutory stock option may not be less than the fair market value (as such term is defined in the Plan) of the common stock on the date upon which such option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common stock on the date upon which such option is granted.

On October 22, 2012, the closing bid for our common stock, as reported by the OTCQB Market, was $.031 per share.

Exercise of Options

An option granted under the Plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount, (ii) previously acquired common stock, the fair market value of which shall be determined as of the date of exercise, or (iii) if provided for in a stock option agreement pursuant to which the option is granted, and subject to applicable law, a check in an amount equal to the par value of the common stock being acquired and a promissory note in an amount equal to the balance of the exercise price, or a combination of (i), (ii) and (iii).  Alternatively, if provided for in the award agreement, the holder may elect to have us reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the option being exercised.

Duration of Options

No incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% shareholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the Plan shall be exercisable for a period of up to ten years from the date of its grant.

Reload Options

The Committee may grant options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of common stock or by having us reduce the number of shares otherwise issuable to a grantee.  A reload stock option will cover the number of shares tendered in payment of the exercise price and will have a per share exercise price not less than the fair market value of the common stock on the date of grant of the reload stock option and, with respect to 10% shareholders, 110% of the fair market value of a share of common stock on the date of grant of the reload option. The term of the reload option shall be equal to the remaining option term of the option which gave rise to the reload option.

Non-Transferability

Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder’s lifetime, only by the grantee; provided, however, that a nonstatutory stock option granted under the Plan may, upon the approval of the Committee be transferred in whole or in part during a grantee’s lifetime to certain family members of a grantee through a gift or domestic relations offer.

Death, Disability or Termination of Employment

Subject to the terms of the agreement pursuant to which the options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall terminate other than by reason of death or disability, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.

Subject to the terms of the agreement pursuant to which options are granted, if an option holder under the Plan (i) dies while employed by us or any of our subsidiaries or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, or (ii) dies within three months after the termination of his employment or services for any reason, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death.

Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.  Notwithstanding the foregoing, in the event we are a party to an employment, consulting or advisory agreement with a holder of an option and such agreement provides for termination of employment or engagement based upon a disability or other incapacity, then, for such holder, a termination of employment or engagement for disability or other incapacity pursuant to the provisions thereof shall be considered to be a termination based upon permanent and total disability.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (we call this an “SAR”) to such persons eligible under the Plan as selected from time to time.  SARs shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.   An SAR entitles the grantee to exercise the SAR, in whole or in part, in exchange for payment of shares of BRT common stock, cash or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares of BRT common stock underlying the SAR, determined on the date of exercise, over the fair market value of BRT common stock underlying the SAR on the date of grant.

No SAR granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant.

Restricted Stock Grants

The Committee may grant restricted stock under the Plan to any individual or entity eligible to receive restricted stock. A restricted stock award is an award of shares of BRT common stock that is subject to certain conditions on vesting and to certain restrictions on transferability.

Shares granted pursuant to a grant of restricted stock shall vest as determined by the Committee.  Except as otherwise provided in the award agreement, a grantee shall forfeit all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, BRT or a parent or subsidiary of BRT.

In determining the vesting requirements with respect to a grant of restricted stock, the Committee may impose such restrictions on any shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance goals and federal or state securities laws.  During the period that the restricted stock is unvested, the grantee will be the record owner of the restricted stock and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so restricted.  However, if any dividends or distributions are paid in shares of BRT stock, cash and/or other property during an applicable period of restriction, the shares, cash and/or other property deliverable shall be held by BRT or a third party custodian or trustee and will be subject to the same restrictions as the restricted stock with respect to which they were issued.

No shares granted pursuant to a grant of restricted stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and only to the extent that, such shares are vested.

Stock Bonus Grants

The Committee may grant stock bonus awards to such persons eligible under the Plan as the Committee may select from time to time.  Stock bonus awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.  Shares granted pursuant to a stock bonus shall vest as determined by the Committee.  Except as otherwise provided in the award agreement, a grantee shall forfeit the right to receive all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, BRT or a parent or subsidiary of BRT.

Amendment and Termination

The Plan (but not the options previously granted thereunder) shall terminate on November 17, 2020, ten years from the date that it was adopted by our Board.  Subject to certain limitations, the Plan may be amended or modified from time to time or terminated at an earlier date by our Board or by the shareholders.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options granted under the Plan.  These rules are highly technical and subject to change.  The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States.  The discussion does not address state, local or foreign income tax consequences.

Nonstatutory Stock Options

Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a readily ascertainable fair market value when it is granted. This rule will apply to our grant of nonstatutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to us.  Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price.  Subject to the applicable provisions of the Code and the Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise.  Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less.  No part of any such gain will be an item of tax preference for purposes of the alternative minimum tax.

Incentive Stock Options

Options granted under the Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee’s basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

Generally, we will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called  disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options.  In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Plan Benefits

The following table sets forth certain information regarding options granted under the Plan (net of forfeitures), as of September 30, 2012, to (i) each person listed in the Summary Compensation Table under Executive Compensation, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, (v) each associate of any such directors, executive officers or nominees, (vi) each other person who received 5% of the options granted and (vii) all employees, including current officers who are not executive officers, as a group:

Name and Position	Common Stock Underlying Options Granted	Weighted Average Exercise Price Per Share
Mark Weinreb Chief Executive Officer	54,000,000	$0.020
Francisco Silva Vice President of Research and Development (1)	14,650,000	$0.022
A. Jeffrey Radov Director	30,000,000	$0.021
Joel San Antonio Director	30,000,000	$0.021
Wayne Marasco Chairman, Scientific Advisory Board	10,000,000	$0.028
All current executive officers as a group	59,800,000	$0.020
All current directors who are not executive officers as a group	60,000,000	$0.021
All employees, including all current officers who are not executive officers, as a group	17,375,000	$0.020

_______________
(1)	In March 2012, Mr. Silva transitioned from Vice President of Research and Development to Research Scientist.

Recommendation

The Board of Directors recommends a vote FOR approval of the amendment to the 2010 Equity Participation Plan to increase the number of shares authorized to be issued from 200,000,000 to 300,000,000.

PROPOSAL 3:  EXTENSION OF TIME PERIOD FOR OUR BOARD
 TO DETERMINE TO EFFECT A REVERSE STOCK SPLIT THROUGH
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

On December 11, 2011, our Board of Directors approved and recommended to the shareholders a proposal to authorize the Board to effect a reverse stock split of all of our outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-150, with our Board to have the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by our Board in its sole discretion.  The shareholders approved such proposal on February 10, 2012.

Pursuant to the proposal, the Board’s authority to effect the reverse split will expire on February 10, 2013, the first anniversary of the shareholder approval.  Our Board is now seeking a one year extension of the time period during which it shall have authority to effect the reverse split.  The proposal being submitted to the shareholders provides that our Board will have sole discretion pursuant to Section 78.390(5) of the Nevada Revised Statutes to elect, at any time before February 10, 2014, as it determines to be in our best interest, whether or not to effect the reverse split, and, if so, the number of our shares of common stock between and including 1-for-10 and 1-for-150 which will be combined into one share of our common stock.  Our Board believes that its continuing authority to determine among alternative reverse split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our shareholders.  In determining whether to implement the reverse split, our Board of Directors may consider, among other things, factors such as:

-	the historical trading price and trading volume of our common stock;

-	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

-	our ability to have our shares of common stock listed on a stock exchange such as The Nasdaq Stock Market;

-	the anticipated impact of the reverse split on our ability to raise additional financing;

-	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

-	prevailing general market and economic conditions.

If our Board determines that effecting the reverse split is in our best interest, the reverse split will become effective upon filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.  The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of our outstanding common stock immediately following the reverse split as such shareholder holds immediately prior to the reverse split.

Reasons for the Reverse Stock Split

The Board believes that a reverse stock split is desirable for a two reasons.  First, the Board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Second, the Board believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The Nasdaq Stock Market.

Marketability

Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a reverse split could improve the marketability and liquidity of our stock and will encourage interest and trading in our stock.  Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community.  However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities.  Our Board is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients.  Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks.  Institutional investors typically are restricted from investing in companies whose stocks trade at less than five dollars per share.  Stockbrokers are also subject to restrictions on their ability to recommend stocks trading at less than five dollars per share because of the general presumption that such securities may be highly speculative.  In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The reverse split is intended, in part, to result in a price level for our common stock that will increase investor interest and eliminate the resistance of brokerage firms. On October 22, 2012, the closing bid price for our common stock, as reported by the OTCQB Market, was $.031 per share.  No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained.  In addition, no assurances can be given that the reverse split will increase the price of our common stock to a level in excess of the five dollar threshold discussed above or otherwise to a level that is attractive to brokerage houses and institutional investors.

Stock Exchange Requirements

Our common stock is currently traded on the OTCQB Market.  Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market.  Our Board of Directors is currently considering whether to seek to have our common stock listed on a stock exchange such as The Nasdaq Stock Market.  In order for us to list our common stock on The Nasdaq Stock Market, we must fulfill certain listing requirements.  Set forth below are certain salient minimum quantitative listing requirements that we must meet, together with a comparison of how we currently stand with regard to the requirements.

Category	Nasdaq Requirement	BioRestorative Therapies, Inc.
Stockholders’ equity (deficiency)	$5,000,000 (3)	($4,257,729) (as of June 30, 2012)
Minimum bid price	$4 (4)	$.031 (as of October 22, 2012)
Publicly-held shares (1)	1,000,000	501,936,420 (as of September 30, 2012)
Market value of publicly-held shares (1)	$15,000,000 (3)	$20,077,456 (as of September 30, 2012)
Shareholders (round lot holders) (2)	300	199 (as of October 22, 2012)
_______________

(1)	“Publicly-held shares” is defined as total shares outstanding less any shares held by officers, directors and beneficial owners of 10% or more of our outstanding shares.
(2)	Round lot holders are holders of 100 shares or more.
(3)
Nasdaq’s listing rules provide for an alternative $4,000,000 stockholders’ equity requirement but in such event there is a requirement that either (a) the market value of our outstanding common stock be at least $50,000,000 (the “Market Value Standard”) or (b) we have net income from continuing operations of $750,000 in the latest fiscal year or two of the last three fiscal years and at least a $5,000,000 market value of publicly held shares.

(4)
Nasdaq’s listing rules provide for an alternative $3 minimum closing price requirement but in such event there is a requirement that we have (a) average annual revenues of $6,000,000 for three years or (b) net tangible assets of $5,000,000 or (c) net tangible assets of $2,000,000 and a three year operating history (the “Alternative Price Requirements”).  Nasdaq’s listing requirements also provide for an alternative $2 minimum closing price requirement if the Market Value Standard is used but in such event the Alternative Price Requirements must be satisfied.

The Nasdaq Stock Market also requires that an applicant have at least three market makers and comply with certain corporate governance requirements, including having at least two Audit Committee members (a majority of whom must be independent) and that a majority of our Board members be independent.  Currently, we satisfy the Audit Committee and Board requirements.

No assurance can be given that, even if we satisfy the above listing requirements, we will apply to have our common stock listed on The Nasdaq Stock Market, or that, if we do so apply, that our application will be approved, or that, if our common stock is listed on The Nasdaq Stock Market, we will be able to satisfy the maintenance requirements for continued listing.

Effects of the Reverse Split

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors. We have registered our common stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act.  Our shares of common stock currently trade on the OTCQB Market.  The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTCQB Market. Following the reverse stock split, our common stock will continue to be listed on the OTCQB Market under the symbol "BRTX," although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares).  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split.  Moreover, the number of shareholders of record will not be affected by the reverse stock split (except to the extent any shareholders are cashed out as a result of holding fractional shares).

Board Discretion to Implement or Abandon Reverse Split

The reverse split will be effected, if at all, only upon a determination by our Board that the reverse split (with an exchange ratio determined by our Board as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse split. Notwithstanding approval of the reverse split by our shareholders, our Board may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Nevada, not to effect the reverse split.  If our Board fails to implement the reverse split on or prior to February 10, 2014, shareholder approval again would be required prior to implementing any reverse stock split.

Effective Date

If implemented by our Board, the reverse split would become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.  Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with reverse split ratio determined by the Board within the limits set forth in this proposal.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse split. Instead, shareholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse split, as reported on the OTCQB Market (or, if the closing price of our common stock is not then reported on the OTCQB Market, then the fair market value of our shares of common stock as determined by the Board) by (ii) the number of shares of our common stock held by such shareholder that would otherwise have been exchanged for such fractional share interest.

Other Effect

If approved, the reverse split will result in some shareholders owning "odd-lots" of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Exchange of Stock Certificates

As soon as practicable after the effective date, shareholders will be notified that the reverse split has been effected.  Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  We refer to such person as the “exchange agent.”  Holders of pre-reverse split shares (“Old Shares”) will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”) in accordance with the procedures to be set forth in a letter of transmittal to be sent by us.   No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

No Appraisal Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to the proposed amendment to our Articles of Incorporation to effect the reverse split.

Tax Consequences

The proposed reverse split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of our common stock (except to the extent of cash, if any, received in lieu of fractional shares) or by BioRestorative Therapies, Inc.  A holder who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the Old Shares allocated to the fractional share interest and the cash received.

Each shareholder will have a basis in the New Shares equal to the basis of the Old Shares (except to the extent the basis is allocated to fractional shares).  For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Shares will include the period during which the corresponding Old Shares were held, provided such corresponding Old Shares were held as a capital asset on the date of filing of the amendment to our Articles of Incorporation.

No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters.  Shareholders should consult their own tax advisors as to the effect of the reverse split under applicable tax laws.

Recommendation

The Board of Directors recommends a vote FOR the approval of the proposal to extend the time period during which our Board is authorized to effect the reverse split.

PROPOSAL 4: AMENDMENT TO ARTICLES OF INCORPORATION

In the event the Board, pursuant to shareholder authority, determines to effect a reverse split, as discussed in Proposal 3 above, the number of shares of common stock that will be outstanding will be proportionately reduced based on the reverse split ratio selected.  The number of shares of common stock that were issued and outstanding as of October 11, 2012 was 709,829,411.  The number of shares of common stock that we are authorized to issue is 1,500,000,000.

The proposal being submitted to the shareholders provides that, in the event a reverse split is effected, our Board will have the discretion to reduce the number of our authorized shares to a number which results in a ratio of authorized shares of common stock to issued and outstanding shares of common stock that most closely approximates the ratio of our authorized common stock to issued and outstanding common stock immediately prior to the reverse split. Accordingly, assuming that our Board determines to implement a 1-for-10 reverse split (which, based on the number of issued and outstanding shares of common stock as of October 11, 2012, would reduce the number of issued and outstanding shares to approximately 70,982,941), our Board would have the authority to reduce our authorized common stock in the same proportion. This would result in our authorized common stock being reduced from 1,500,000,000 to 150,000,000. However, our Board will have the sole discretion to determine whether or not to implement such a reduction in authorized common stock in connection with the reverse split. Alternatively, our Board will have the sole discretion to implement a reduction in authorized common stock to a lesser degree such that, following the reverse split, the ratio of authorized common stock to issued and outstanding common stock would be higher than that in effect prior to the reverse split. Therefore, in the event that our Board determines to implement a reverse split but not to implement a proportionate reduction in authorized common stock, we would, in effect, have authority to issue a greater number of shares of common stock than prior to the reverse split. There are no written or oral plans, arrangements or understandings with respect to the issuance of any such additional common stock.

Recommendation

The Board of Directors recommends a vote FOR the approval of the proposal to authorize our Board of Directors, in connection with a reverse split and in its discretion, to reduce the number of shares of common stock authorized to be issued.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In February 2011, we engaged Marcum LLP as our independent registered public accounting firm to audit our financial statements as of December 31, 2010 and 2009, for the years then ended and for the period from December 30, 2008 (inception) to December 31, 2010; prior to that date, we did not engage an independent registered public accounting firm.  Marcum LLP also served as our independent registered public accounting firm for the year ended December 31, 2011 and has been selected to serve as our independent registered public accounting firm for the year ending December 31, 2012.  It is not expected that representatives of Marcum will attend the meeting.

The following is a summary of the fees billed or expected to be billed to us by Marcum LLP, our independent registered public accountants, for professional services rendered with respect to the fiscal years ended December 31, 2011 and 2010:

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit Fees(1)	$90,000	$100,845
Audit-Related Fees(2)	-	-
Tax Fees(3)	$8,500	$8,595
All Other Fees(4)	-	-
_________
(1)	Audit Fees consist of fees billed for services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2011 and 2010.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.

(4)	All Other Fees consist of fees billed for products and services provided by our independent registered public accountants, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm, and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. Substantially all of the fees shown above were pre-approved by our Board as the Audit Committee was not established until April 2011.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at our next annual meeting of shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at our offices in Jupiter, Florida by June 25, 2013 for inclusion in our proxy statement and form of proxy relating to such meeting.  We intend, however, to hold our next annual meeting earlier next year than we did this year.  Accordingly, we suggest that shareholder proposals intended to be presented at the next annual meeting be submitted well in advance of April 30, 2013, the earliest date upon which we anticipate the proxy statement and form of proxy relating to such meeting will be made available to shareholders.

The following requirements with respect to shareholder proposals and shareholder nominees to our Board of Directors are included in our By-Laws.

Shareholder Proposals

In order for a shareholder to make a proposal at an annual meeting of shareholders, under our By-Laws, timely notice must be received by us in advance of the meeting.  To be timely, a shareholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 60 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of the meeting to a later date); provided, however, if no notice is given and no public announcement is made to the shareholders regarding the date of the meeting at least 75 days prior to the meeting, the shareholder's notice shall be valid if delivered to or mailed and received by our Secretary at our principal executive offices not less than 15 days following the day on which the notice or public announcement of the date of the meeting was given or made.

A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either our Articles of Incorporation or By-Laws, the language of the proposed amendment;

•	the name and address, as they appear on our books, of the shareholder proposing such business;

•	the class and number of shares of our capital stock that are beneficially owned by such shareholder; and

•	any material interest (financial or other) of such shareholder in such business.

Shareholder Nominees

In order for a shareholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting.   To be timely, a shareholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 60 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of the meeting to a later date); provided, however, if no notice is given and no public announcement is made to the shareholders regarding the date of the meeting at least 75 days prior to the meeting, the shareholder's notice shall be valid if delivered to or mailed and received by our Secretary at our principal executive offices not less than 15 days following the day on which the notice or public announcement of the date of the meeting was given or made

The shareholder sending the notice of nomination must describe various matters, including the following:

•	the name, age, business and residential addresses, and occupation or employment of the nominee;

•	the number of shares of our capital stock beneficially owned by the nominee;

•	the written consent by the nominee, agreeing to serve as a director if elected;

•	a description of all arrangements or understandings between the nominee and any other person or persons (naming such persons) regarding the nomination;

•	any other information relating to such nominee required to be disclosed in a proxy statement;

•	such other information as we may reasonably request to determine the eligibility of the proposed nominee to serve as one of our directors;

•	the name, business address and residential address of the shareholder;

•	the number of shares of our capital stock beneficially owned by the shareholder;

•	a description of all arrangements or understandings between the shareholder and the nominee regarding the nomination; and

•	a description of all arrangements or understandings between the shareholder and any other person or persons (naming such persons) regarding the nomination.

These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 555 Heritage Drive, Suite 130, Jupiter, Florida 33458.  The foregoing is only a summary of the provisions of our By-Laws that relate to shareholder proposals and shareholder nominations for director.  Any shareholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2, 3 and 4 in the notice.  However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Form 10-K”) and our Quarterly Report on Form 10-Q for the period ended June 30, 2012 (the "June 2012 Form 10-Q").

The following information from our Form 10-K, as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this proxy statement:

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Item 7 thereof;

•
our consolidated financial statements as of December 31, 2011 and 2010, for the years then ended and for the period from December 30, 2008 (inception) to December 31, 2011, included in Item 8 thereof (found following Item 15 thereof);

•	“Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” included in Item 9 thereof.

The following information from our June 2012 Form 10-Q, as filed with the SEC  pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this proxy statement:

•
our consolidated financial statements as of June 30, 2012, for the three and six months ended June 30, 2012 and 2011 and for the period from December 30, 2008 (inception) to June 30, 2012, included in Part I, Item 1 thereof; and

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Part I, Item 2 thereof.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Mark Weinreb
Chief Executive Officer

Jupiter, Florida
October 23, 2012

BIORESTORATIVE THERAPIES, INC. 555 HERITAGE DRIVE, SUITE 130 JUPITER, FL 33458
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand  when  you access the web site and follow the instructions  to obtain  your records and to create  an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please  follow the  instructions  above  to vote using the  Internet  and, when  prompted,   indicate  that  you agree  to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone   telephone   to transmit  your voting instructions  up until 11:59  P.M. Eastern  Time  the  day before  the  cut-off  date  or meeting  date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees:	0	0	0
1) Mark Weinreb			02) A. Jeffrey Radov	03) Joel San Antonio

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.				For	Against	Abstain
2. To approve an amendment to the Company's 2010 Equity Participation Plan (the Plan) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 200,000,000 to 300,000,000.				0	0	0
3. To extend the time period for an additional year during which the Board of Directors of the Company is authorized to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-10 and not more than 1-for-150, with the Board of Directors of the Company continuing to have the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion (the “Reverse Split Extension Proposal”).				0	0	0

4. To authorize the Board of Directors of the Company, in the event the Reverse Split Extension Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion) (the “Authorized Shares Proposal”).				0	0	0

5. To authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve the Reverse Split Extension Proposal and/or the Authorized Shares Proposal.				0	0	0

NOTE: To transact such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized  officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, and Form 10-Q is/are available at www.proxyvote.com.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

BIORESTORATIVE THERAPIES, INC.
Annual Meeting of Shareholders
December 7, 2012
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Mark Weinreb, as proxy, with the power to appoint  his substitute, and hereby authorizes him to represent and to vote upon the matters referred to on the reverse side of this proxy and, in his discretion, upon any other business as may properly come before the meeting, all of the shares of Common Stock of BIORESTORATIVE THERAPIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 P.M. EST on December 7, 2012 at 90 Merrick Avenue, 9th Floor, East Meadow, New York  11554, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

If you vote by telephone or by Internet, do not mail the proxy card.  Your telephone or Internet vote authorizes the named proxy to vote in the same manner as you voted your proxy card.  The telephone and Internet voting facilities will close at 11:59 p.m. on December 6, 2012.

Continued and to be signed on reverse side